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EXHIBIT 11.1
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(dollars in thousands, except for per share data)

                                                        Three Months Ended                   Nine Months Ended
                                                   -----------------------------        -----------------------------
                                                   September 30     September 30        September 30     September 30
                                                       1995             1994                1995             1994
                                                   ------------     ------------        ------------     ------------
EARNINGS PER SHARE

   Weighted average shares outstanding              20,497,109       20,302,920          20,464,887       20,052,651
                                                   ===========      ===========         ===========      ===========
   Net income per share                            $      0.48      $      0.47         $      1.26      $      1.37
                                                   ===========      ===========         ===========      ===========

PRIMARY EARNINGS PER SHARE

   Weighted average shares outstanding              20,497,109       20,302,920          20,464,887       20,052,651
   Dilutive stock options                              230,285          174,384             205,642          203,062
                                                   -----------      -----------         -----------      -----------
                                                    20,727,394       20,477,304          20,670,529       20,255,713
                                                   ===========      ===========         ===========      ===========

   Net income per share                            $      0.47      $      0.46         $      1.25      $      1.36
                                                   ===========      ===========         ===========      ===========

FULLY DILUTED EARNINGS PER SHARE

   Weighted average shares outstanding              20,497,109       20,302,920          20,464,887       20,052,651
   Dilutive stock options                              285,590          186,797             299,837          209,251
                                                   -----------      -----------         -----------      -----------
                                                    20,782,699       20,489,717          20,764,724       20,261,902
                                                   ===========      ===========         ===========      ===========

   Net income per share                            $      0.47      $      0.46         $      1.25      $      1.35
                                                   ===========      ===========         ===========      ===========
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